Exhibit 4.4

January 23, 2014

CONSENT OF EXPERT

Ladies and Gentlemen:

I, Peter Webster hereby consent to (1) the references to my name included or incorporated by reference in the registration statement on Form F-80 of GoGold Resources Inc. in connection with the report entitled “Technical Report on the Rambler Property, Newfoundland, Canada Licence 9060M for GoGold Resources Inc.” dated June 14, 2010 and (2) all other references to the undersigned included or incorporated by reference in the registration statement on Form F-80 of GoGold Resources Inc. dated January 23, 2014.

Dated this 23rd Day of January, 2014

“Original Signed and Sealed By”

/s/ Peter C. Webster, P. Geo.
Peter C. Webster, P. Geo.
President
Mercator Geological Services Limited

65 Queen St reet • Dartmouth, NS B2Y 1G4•Ph.: (902) 463-1440 • Fax: (902) 463-1419

E-mai l : info@mercatorgeo.com • web: www.mercatorgeo.com

January 23, 2014

CONSENT OF EXPERT

Ladies and Gentlemen:

I, Peter Webster hereby consent to (1) the references to my name included or incorporated by reference in the registration statement on Form F-80 of GoGold Resources Inc. in connection with the report entitled “Technical Report on the San Diego Property, Durango, Mexico” dated June 27, 2012 and (2) all other references to the undersigned included or incorporated by reference in the registration statement on Form F-80 of GoGold Resources Inc.

Dated this 23rd Day of January, 2014

“Original signed and sealed by”

/s/ Peter C. Webster, P. Geo.
Peter C. Webster, P. Geo.
President
Mercator Geological Services Limited

65 Queen St reet • Dartmouth, NS B2Y 1G4•Ph.: (902) 463-1440 • Fax: (902) 463-1419

E-mai l : info@mercatorgeo.com • web: www.mercatorgeo.com